Exhibit 10.6.35


                                   BLAKEHURST



                               RESIDENCY AGREEMENT

                            THE CHESTNUT PARTNERSHIP



                                 APRIL 25, 1996


                                    GLOSSARY


THE FOLLOWING TERMS ARE DESCRIBED AS USED IN THE ACCOMPANYING AGREEMENT. REFERENCE TO THE AGREEMENT AND THE CONTEXT IN WHICH THE TERMS ARE USED IS RECOMMENDED TO PROVIDE A FULLER UNDERSTANDING OF EACH OF THE TERMS.

"ADMISSION FEE" means the fee identified in Section 1.1.1 of the Agreement, which is paid to us to initially reserve your Apartment and to compensate us for undertaking the initial development risks and planning.

"AGREEMENT" means this Residency Agreement.

"ANNUAL FEE" means the fee identified in Section 6 of the Agreement, which is paid to us in an amount equal to the interest expense incurred by us for your Loan.

"APARTMENT" means the living unit at the Community identified in Section 1.1 of this Agreement in which you are entitled to live pursuant to the Agreement in exchange for making the Loan and paying the Monthly Charges.

"CAPITAL RESERVE FEE" means the fee identified in Section 1.2 of the Agreement, which is paid to us one time to establish a working capital account for the Community.

"THE COMMUNITY" means that continuing care retirement community known as Blakehurst, including living units, the Community Health Center, and all club areas.

"THE COMMUNITY HEALTH CENTER" means the facility forming a part of the Community, which is intended to provide health center services as described in
Section 9 of the Agreement. The Community Health Center consists of private domiciliary care beds and semi-private comprehensive care beds.

"ENTRANCE FEE" means the Admission Fee paid to us and the Loan made to us pursuant to the Agreement.

"FAIR SHARE ALLOCATION" means the method for determining your Service Fee.

"HEALTH CENTER SERVICES" means nursing care services or domiciliary care services provided to a resident in the Community Health Center, depending on the level of health care services required by the resident.

"LOAN" means the Loan identified in Section 1.1.2 of the Agreement, which is made to us pursuant to the Agreement and the Loan Agreement attached as Exhibit A.

"MONTHLY CHARGES" means all those Monthly Charges payable by you pursuant to the terms of the Agreement, including the Owner's Supervision Fee, the Service Fee, the fees for optional services, the additional Monthly Charges for health center services, if any, and all other fees and charges payable monthly pursuant to the terms of the Agreement, as appropriate in the particular instance.

"OCCUPANCY" means the date on which you make the Loan to us pursuant to Section
1.1.2 of the Agree ment.

"OWNER'S SUPERVISION FEE" means the fixed monthly fee identified in Section 4.1 of the Agreement, which is payable on a per resident basis for occupying the Community.

"RESIDENT" OR "YOU" means the person or persons who sign the Agreement as Resident. Sometimes a second Resident (if there are two of you) is referred to in the Agreement as the "second person." Unless otherwise indicated, "you" refers to both of you if there are two of you.

"SERVICE FEE" means the monthly fee identified in Section 4.2 of the Agreement, which is payable in consideration for the services and facilities provided to all residents.

"WE" OR "US" means The Chestnut Partnership, a Maryland proprietary general partnership formed for the purpose of developing and operating the Community.


                         BLAKEHURST RESIDENCY AGREEMENT
                            THE CHESTNUT PARTNERSHIP


1.       ENTRANCE FEE AND ONE-TIME CAPITAL RESERVE FEE.

         1.1 ENTRANCE FEE. To assure you, ______________________________________
         (hereafter "you" or "Resident"), a place in Blakehurst, a life-care retirement community located at 1055 West Joppa Road, Towson, Maryland (hereafter the "Community"), in accordance with all the terms of this Agreement, you will pay to The Chestnut Partnership (hereafter "we" or "us") an Admission Fee and make a Loan to us for a combined total of $_______________________. Your Admission Fee and Loan together constitute your Entrance Fee. Payment of your Admission Fee will reserve for you the ___________________________, living unit no._______
         (hereafter "Apartment"). Payment of your Loan and the Monthly Charges (described below) entitles you to live in the Apartment at the Community for as long as you are capable of independent living, and in the Community Health Center if you are no longer capable of independent living, all in accordance with the terms of this Agreement.

                  1.1.1 ADMISSION FEE. Your Admission Fee of $______________ for one person is paid herewith, and an additional $_______________________ if there are two of you, is paid at the time of your Loan payment. Your Admission Fee will be held in escrow pursuant to the terms of the Admission Fee Escrow Agreement established by us for the Community. A copy of the Admission Fee Escrow Agreement is available for your review upon your request. Your Admission Fee will be released to us as soon as the following events have occurred: (i) the issuance of a final certificate of registration to the Community by the Maryland Office on Aging; (ii) the completion of construction; (iii) the issuance of a certificate of occupancy, or the equivalent, by the appropriate local jurisdiction; and (iv) the issuance of appropriate licenses or certificates by the Department of Health and Mental Hygiene or by the Maryland Office on Aging. We may not provide continuing care until we receive a final certificate of registration from the Maryland Office on Aging. The Maryland Office on Aging shall issue a final certificate of registration when it determines that all of the following conditions have been met: (i) we have been issued a preliminary certificate of registration; (ii) we have filed all required documents with the Maryland Office on Aging; (iii) we have submitted documentation with demonstrates that continuing care agreements have been executed for sixty-five percent (65%) of the living units, and a minimum of ten percent (10%) of the total entrance fee has been paid for each contracted living unit; and (iv) we have submitted documentation of a commitment for per manent long-term financing and construction financing.

                  1.1.2 LOAN. Your Loan of $ ____________________ will be made to us on the earlier of (i) fifteen (15) days after your apartment is ready for occupancy (provided that we give you at least thirty (30) days' advance notice of the date on which your Apartment will be ready for occupancy) or (ii) the date you move into the Community. In exchange for making the Loan and paying all Monthly Charges, this Agreement grants you a license to the lifetime use of the Apartment and other Community facilities and to available services. Your Loan will be evidenced by a Loan Agreement, a copy of which is attached as Exhibit
         A. Your Loan and the loans of all other residents of the Community living units will be guaranteed by The Chestnut Real Estate Partnership, and such Guaranty will be secured by an Indemnity Deed of Trust on the real estate owned by The Chestnut Real Estate Partnership and will be subject to certain permitted encumbrances as described in the Indemnity Deed of Trust. We will file the Indemnity Deed of Trust upon initial occupancy of the Community. The terms of the Guaranty are hereby incorporated herein. A copy of the Indemnity Deed of Trust and of the Guaranty have been provided to you prior to your execution of this Agreement. Your rights to repayment of the Loan may not be mortgaged, sold, discounted, assigned, or otherwise transferred by you, except with our prior written approval and in our sole discretion.

         1.2 ONE-TIME CAPITAL RESERVE FEE. At the same time you pay your initial Service Fee, you will pay us an amount equal to the then current monthly Service Fee (as described in Section 4.2). This is a one-time nonrefundable charge which we will place in a working capital account to be used by us only for purposes related to the Community.

2.       REFUND OF ADMISSION FEE PRIOR TO OCCUPANCY.

         2.1 RIGHT OF RESCISSION. YOU MAY RESCIND THIS AGREEMENT AT ANY TIME PRIOR TO OCCUPANCY. UPON ANY RESCISSION, YOUR REFUND RIGHTS WILL BE AS SET FORTH BELOW IN THIS SECTION 2.

         2.2 FIRST 30 DAYS. IF PRIOR TO OCCUPANCY WE DO NOT ACCEPT YOU FOR RESIDENCY WITHIN THIRTY (30) DAYS, OR IF YOU CHANGE YOUR MIND AND GIVE US WRITTEN NOTICE OF CANCELLATION OF THIS AGREEMENT WITHIN THIRTY (30) DAYS FROM THE DATE YOU ENTER INTO THIS AGREE MENT, THIS AGREEMENT WILL BE AUTOMATICALLY RESCINDED AND THE ADMISSION FEE WHICH YOU HAVE PAID TO US WILL BE RETURNED TO YOU (WITHOUT INTEREST) WITHIN THIRTY (30) DAYS.

         2.3 CHANGE IN CONDITION. IF PRIOR TO OCCUPANCY (i) YOU (OR EITHER OF YOU IF THERE ARE TWO OF YOU) DIE OR BECOME UNABLE TO OCCUPY YOUR APARTMENT OR THE COMMUNITY HEALTH CENTER BECAUSE OF ILLNESS, INJURY, OR INCAPACITY OR (ii) YOU ELECT TO CANCEL THIS AGREEMENT BECAUSE OF A SUBSTANTIAL CHANGE IN YOUR PHYSICAL, MENTAL, OR FINANCIAL CONDITION, THIS AGREEMENT WILL BE AUTOMATICALLY CANCELLED. IN SUCH EVENT, WE WILL RETURN TO YOU OR YOUR LEGAL REPRESENTA TIVE (WITHOUT INTEREST) THE ADMISSION FEE WHICH YOU HAVE PAID TO US WITHIN THIRTY (30) DAYS OF NOTICE OF CANCELLATION.

         2.4 CANCELLATION AFTER 30 DAYS. IF PRIOR TO OCCUPANCY, YOU CANCEL THIS AGREEMENT AFTER THIRTY (30) DAYS FROM THE DATE YOU ENTER INTO THIS AGREEMENT FOR ANY REASON OTHER THAN THE REASONS IDENTIFIED IN SECTION 2.3, THE ADMISSION FEE WHICH YOU HAVE PAID TO US WILL BE RETURNED TO YOU (WITHOUT INTEREST) WITHIN SIXTY (60) DAYS FOLLOWING OUR RECEIPT OF YOUR NOTICE OF CANCELLATION, EXCEPT THAT WE WILL RETAIN A PROCESSING FEE IN THE AMOUNT OF THREE HUNDRED DOLLARS ($300).

         2.5 CONSTRUCTION DELAYS. IF YOUR APARTMENT IN THE COMMUNITY IS NOT AVAILABLE FOR OCCUPANCY WITHIN THREE YEARS AFTER THE DATE OF THIS AGREEMENT, YOU OR WE MAY CANCEL THIS AGREEMENT UPON WRITTEN NOTICE BY REGISTERED OR CERTIFIED MAIL. IN SUCH EVENT, THE FULL AMOUNT OF THE ADMISSION FEE YOU HAVE PAID WILL BE REFUNDED TO YOU WITH INTEREST AT THE NET RATE EARNED ON SUCH DEPOSITS WHILE HELD IN ESCROW WITHIN SIXTY
         (60) DAYS FROM THE DATE OF RECEIPT OF SUCH NOTICE OF CANCELLATION.

         2.6 SPECIAL COSTS. IN ALL CASES PRIOR TO OCCUPANCY OTHER THAN AS PROVIDED IN SECTION 2.5 ABOVE, ANY SPECIAL COSTS INCURRED FOR MODIFI CATIONS IN THE STRUCTURE OR FURNISHINGS OF THE APARTMENT, SPECIFICALLY REQUESTED BY YOU AND SET FORTH IN WRITING IN A SEPARATE ADDENDUM TO THIS AGREE MENT SIGNED BY YOU, WILL NOT BE REIMBURSED.

3.       REPAYMENT OF LOAN AND REFUND OF ADMISSION FEE FOLLOWING OCCUPANCY.

         3.1 REPAYMENT OF LOAN. AFTER OCCUPANCY, YOUR RIGHT OF RESCISSION CEASES, EXCEPT AS MAY BE PROVIDED IN SECTION 14(C) OF ARTICLE 70B OF THE ANNOTATED CODE OF MARYLAND. AFTER OCCUPANCY, IF YOU DIE OR THIS AGREEMENT IS CANCELLED BY YOU FOR ANY REASON, THE REPAYMENT OF YOUR LOAN WILL BE MADE IN ACCORDANCE WITH THE LOAN AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT A. AFTER OCCUPANCY, THE ADMISSION FEE IS NOT REFUNDABLE, EXCEPT AS DESCRIBED IN SECTION 3.2 BELOW.

         3.2 CANCELLATION BY US. AFTER OCCUPANCY, IF WE CANCEL THIS AGREEMENT PURSUANT TO SECTION 11, WE SHALL REFUND TO YOU (OR YOUR PERSONAL REPRESENTATIVE) THE GREATER OF (i) THE AMOUNT TO BE REPAID TO YOU IN ACCORDANCE WITH YOUR LOAN AGREEMENT OR (ii) THE AMOUNT EQUAL TO THE ENTRANCE FEE DIVIDED BY YOUR YEARS OF LIFE EXPECTANCY AT ADMISSION AND MULTIPLIED BY YOUR YEARS OF LIFE EXPECTANCY AT CANCELLATION.

         THE LIFE TABLES OF THE U.S. DEPARTMENT OF HEALTH AND HUMAN SERVICES MOST RECENTLY PUBLISHED AT THE TIME OF CAN CELLATION SHALL BE USED TO COMPUTE BOTH LIFE EXPECTANCIES. SUCH REFUND AMOUNT, IF ANY, WILL BE PAID TO YOU WITHIN SIXTY (60) DAYS FOLLOWING THE DATE OF OUR CANCELLATION OF THIS AGREEMENT.

         3.3 OFFSETS AGAINST REFUND. YOU AGREE TO REIMBURSE US FOR ANY DELINQUENT MONTHLY CHARGES OWED BY YOU, ANY HEALTH CARE EXPENSES THAT WE HAVE ADVANCED ON YOUR BEHALF, AND ANY OTHER SUMS OWED BY YOU TO US. SUCH SUMS MAY BE DIRECTLY OFFSET AGAINST THE REFUND OR LOAN PAYMENTS EXCEPT AGAINST THE REFUND AMOUNT WE ARE REQUIRED BY LAW TO MAKE BASED ON THE FORMULA SET FORTH UNDER SECTION 3.2.

         3.4 SPECIAL COSTS AND PROCESSING FEE. IN ALL CASES FOLLOWING OCCU PANCY, A PROCESSING FEE IN THE AMOUNT OF THREE HUNDRED DOLLARS ($300) AND ANY SPECIAL COSTS INCURRED FOR MODIFICA TIONS IN THE STRUCTURE OR FURNISHINGS OF THE APARTMENT, SPECIFICALLY REQUESTED BY YOU AND SET FORTH IN WRITING IN A SEPARATE ADDENDUM TO THIS AGREEMENT SIGNED BY YOU, WILL NOT BE REIMBURSED.

4.       MONTHLY CHARGES.

         4.1 OWNER'S SUPERVISION FEE. You will pay an Owner's Supervision Fee of $___________________ a month per Resident for occupying your Apartment or the Community Health Center. There shall be no increase in your Owner's Supervision Fee during the term of this Agreement. The Owner's Supervision Fee may be used by us for any purpose.

         4.2 SERVICE FEE. You will pay the following Service Fee for the services and features provided under Section 7:

                  4.2.1 INITIAL SERVICE FEE. If the Community were in operation during the fiscal year ended December 31, 19__, this Service Fee would be $_____________ a month for one person and an additional $___________ a month if there are two of you. For sub sequent fiscal years and until the Fair Share Allocation has been implemented, the Service Fee will be adjusted on the basis of the best information available at the time and the prior year's inflation rate. The Fair Share Allocation will be implemented when, in our sole discretion, the Community has had a sufficient operating history to support its use and determination.

                  4.2.2 FAIR SHARE ALLOCATION. Upon implementation of the Fair Share Allocation, the Service Fee will thereafter be your fair share of the cash requirement of the Community (as described in Section 4.4). The Fair Share Allocation has been developed to apportion the cash requirement of the Community among its residents, based on such factors as living unit size and type, number of second persons, and other relevant factors as determined by us from time to time. A sample of the current form of Fair Share Allocation formula is included in our most current Information Booklet.

         4.3 TOTAL MONTHLY CHARGES FOR APARTMENT. If the Community were in operation during the fiscal year ending December 31, 19__, you would pay total Monthly Charges (including second person charges if there are two of you) of $______________ for the Owner's Super vision Fee and Service Fee.

         4.4 CASH REQUIREMENT. The cash requirement of the Community is that projected amount necessary to provide services and facilities to the residents. The cash requirement is charged to all residents through the Service Fee and application of the Fair Share Allocation. Generally, we will determine the cash requirement based upon (i) the costs incurred in connection with the operation of the Community for the prior fiscal year, (ii) with adjustments made for inflation or deflation, occupancy rates, changes to reserves, and nonrecurring expenses, and (iii) reduced by certain projected Community income for the next fiscal year. Once determined, the cash requirement is allocated among the residents pursuant to the Fair Share Allocation. The determination of the cash requirement is further explained below:

                  4.4.1 COSTS. Based upon the costs incurred in connection with the operation of the Community for the prior fiscal year, we will determine all anticipated expenses, costs, and other charges to the Community for the next fiscal year, including but not limited to salaries, wages, and fringe benefits of the Community employees and other persons at the Community (including administrators); payroll taxes; telephone; utilities; license fees, occupational taxes, property taxes, sales taxes, permits, and other taxes (excluding only our income taxes); legal and accounting fees and costs; bad debts and other losses; insurance premiums, commissions, deductibles, and claims; consulting fees; directors' expenses; food; supplies; interior, exterior, and grounds replacement, repair, and maintenance, includ ing living unit refurbishment costs; capital improvements to the extent funds are not available for such use from the Community's Capital Replacement Reserve Fund (as described in Section 4.10); an amount equal to three percent (3%) of the prior year's total cash requirement to fund the Capital Replacement Reserve; management fees paid to others; management fees paid to Life Care Services Corporation or to an affiliate of Life Care Services Corporation of five percent (5%) of the total of revenues (including first and second person Service Fees), plus reimbursable costs incurred in performing management services as described in the management agreement; debt service, including principal and interest (excluding only principal payments on loans from residents); initial start-up losses, if any, incurred after the earlier of ninety percent (90%) occupancy or nine (9) months following initial occupancy; lease payments; occupancy development costs; and other similar expenses, costs, and charges to the Community.

                  4.4.2 ADJUSTMENTS. The foregoing projected expenses, costs, and charges are then further adjusted by us to take into account anticipated changes in reserves, working capital needs, services, Community Health Center utilization, living unit occu pancy, inflation or deflation, nonrecurring expenses, and other relevant factors.

                  4.4.3 COMMUNITY INCOME. The foregoing adjusted expenses, costs, and charges are then reduced for certain projected income of the Community for the next fiscal year, consisting of fees for additional services, the Community Health Center services, and investment income from the Health Center Resident Loans Escrow, to result in the cash requirement of the Community for the next fiscal year.

         4.5 SERVICE FEE CHANGES.

                  4.5.1 EXCEPT AS SET FORTH IN SECTION 4.5.2 BELOW, WE WILL NOTIFY YOU AT LEAST THIRTY (30) DAYS PRIOR TO THE END OF EACH FISCAL YEAR OF THE NEW SERVICE FEE THAT WILL GO INTO EFFECT AT THE START OF THE NEXT FISCAL YEAR. WE WILL NOT ADJUST YOUR SERVICE FEE MORE THAN ONCE EACH YEAR, EXCEPT FOR THE YEAR DURING WHICH THE FAIR SHARE ALLOCATION IS IMPLEMENTED.

                  4.5.2 IF YOU OCCUPY A DOMICILIARY CARE BED IN THE COMMUNITY HEALTH CENTER, WE WILL NOTIFY YOU AT LEAST FORTY-FIVE (45) DAYS BEFORE ANY CHANGE IN THE SERVICE FEE IS EFFECTIVE.

         4.6 USE OF SERVICE FEE. The Service Fee will be used by us only for purposes related to the Community. As part of the annual audit of the Community, we will obtain an opinion of a nationally recognized firm of independent auditors which confirms that the Service Fee has been used by us only for purposes related to the Community. A copy of the annual audit of the Community is available for your review upon your request.

         4.7 CREDIT AGAINST INITIAL MONTHLY CHARGES. You will receive a credit towards the payment of your Monthly Charges until the credit is fully used. The credit is not available for any other purpose. The credit will be in an amount equal to simple interest of five and one-half percent (5.5%) per annum on your Admission Fee computed from the date of its payment until the commencement of your Service Fee. The credit may result in tax consequences to you as described in Section 14.9.

         4.8 PAYMENT. You will pay a pro rata portion of the Owner's Supervision Fee and Service Fee commencing on the earlier of (i) fifteen (15) days after your Apartment is ready for occupancy (provided we give you at least thirty (30) days' advance notice of the date on which your Apartment will be ready for occupancy) or (ii) the date you move into the Community. Thereafter, such Monthly Charges will be payable on the first day of each month in advance. Any additional charges for optional services requested by you will be paid on the first day of each month for the optional services obtained during the preceding month.

         4.9 CANCELLATION OF MONTHLY CHARGES FOR APARTMENT. The Monthly Charges for your Apartment will continue until the earlier of (i) your death (if there are two of you, the death of the survivor) or (ii) the release of your Apartment pursuant to the provisions regarding the Community Health Center usage or (iii) the cancellation of this Agreement pursuant to Section 10 or Section 11 of this Agreement. Notwithstanding the foregoing, the Monthly Charges for your Apartment will continue at least until your furniture and other property are removed from the Apartment. If removal of your furniture and other property is not accom plished within thirty (30) days after the earlier of (i) your death (if there are two of you, the death of the survivor) or (ii) the release of your Apartment pursuant to the provisions regarding the Community Health Center usage or (iii) the cancellation of this Agreement pursuant to Section 10 or Section 11 of this Agreement, then we may remove and store such furniture and other property at the expense and risk of you and your estate. In the event there are two of you who occupy the Apartment and one of you dies, the second person fees will cease and the remaining person will continue to pay the first person Service Fee and Owner's Super vision Fee.

         4.10 CAPITAL REPLACEMENT RESERVE FUND. We will establish a Community Capital Replacement Reserve Fund to be used only for improving or replacing capital items of the Community which cost over $50,000. Such reserve will be funded from monthly Service Fees as set forth in
         Section 4.4.1. A copy of the Capital Replacement Reserve Escrow Agreement is available for review by you or by your advisors upon request.

5.       BENEFITS TO US OR AN AFFILIATE.

         The property comprising the Community is owned by The Chestnut Real Estate Partnership, a Maryland proprietary general partnership and an affiliate of ours. The Community is not affiliated with any religious or charitable group or association. We and The Chestnut Real Estate Partnership are solely responsible for all financial and contractual obligations related to the Community. No portion of the expenses, costs, and charges included in the Service Fee are paid to us or an affiliate as fees (except a management fee which is limited in amount to five percent (5%) of the total of revenues which include first and second person Service Fees). Our compensation from the Com munity consists solely of the Admission Fees, the Owner's Supervision Fees, the Loans (subject to our obligation to repay the Loans), the five percent (5%) management fee, and the potential appreciation of the Community and other benefits generally associated with the ownership of real estate. The fees collected by us may not be used for purposes other than those set forth in this Agreement.

6.       ANNUAL FEE CHARGED FOR COMMUNITY RESIDENCY.

         You are obligated to pay to us annually, on the date determined by us, an Annual Fee in an amount equal to the interest expense incurred by us for your Loan. The Annual Fee will be an amount which is calculated by multiplying the annual interest rate set forth in your Loan Agreement when you make your Loan, times an amount equal to the difference between the principal balance of your Loan and the amount which is exempt from the below-market interest provisions of Section 7872 of the Internal Revenue Code of 1986, as amended. You are obligated to pay the Annual Fee until your Loan is repaid.

7.       SERVICES AND FEATURES PROVIDED TO ALL APARTMENT RESIDENTS.

         Unless this Agreement is amended as provided in Section 13, we will furnish at the Community, so long as you reside in the Apartment, the following services and features, which are included in the Service Fee:

         7.1 One meal per day in the dining room;

         7.2 Modified diet for the one meal per day in the dining room when ordered by the medical director or director of nursing services;

         7.3 Tray service for up to thirty (30) days if ordered by the assistance-in-living director, director of nursing services, or medical director;

         7.4 Water, sewer, air conditioning, heating, and electricity;

         7.5 Building janitor and maintenance;

         7.6 Weekly light housekeeping service;

         7.7 Weekly laundry service for flat linens;

         7.8 Planned activities -- social, cultural, and recreational for those who wish to participate;

         7.9 Common use of washers and dryers on residential floors;

         7.10 Carpeting (except in kitchen and bath where there will be alternate floor covering);

         7.11 Complete kitchen, including refrigera tor, range/oven, garbage disposal, and dish washer;

         7.12 Local transportation scheduled by us;

         7.13 24-hour emergency nursing service to your Apartment;

         7.14 Use of all common areas in the Community;

         7.15 Common use of uncovered, surface parking;

         7.16 24-hour security;

         7.17 TV cable to Apartment (service not provided); and

         7.18 Assistance-in-living services for a limited period of time as determined on a case-by-case basis at the time such services are required, at our sole discretion. A determination that assistance-in-living services are required to maintain independent living in the Apartment is made by a multi- disciplinary committee staffed by employees of the Community. You may obtain these services through the Blakehurst assistance-in- living program or through other providers or persons under arrangements acceptable to us. A copy of our current policy governing the extent of assistance-in-living services offered by us at no additional charge and listing the charges for assistance-in-living services available for an extended period of time, is available through administration. This policy is subject to change from time to time.

8.       ADDITIONAL SERVICES PROVIDED FOR AN EXTRA CHARGE.

         We will also make available at the Community, at your request and so long as you reside in the Apartment at the Community, at the then prevailing rates of extra charge, additional meals over those provided in consideration for the Service Fee; additional tray service to your Apartment when ordered by the medical director or director of nursing services; additional housekeeping; physical therapy; guest rooms; beauty parlor/barber shop; extended assistance-in-living services as determined on a case-by-case basis at the time such services are required, at our sole discretion; and certain other services as may be provided from time to time.

9.       THE COMMUNITY HEALTH CENTER.

         If, in the opinion of the medical director or your attending physician, you need health center services in the Community Health Center, you will be requested to relocate to a private domiciliary care bed or a semi-private comprehensive care bed, depending on the level of health center services required by you. We will provide you health center services to the extent authorized by our license on the following terms.

         9.1 FIRST NINETY (90) DAYS OF HEALTH CENTER SERVICES. We will provide health center services in a private domiciliary care bed or a semi-private comprehensive care bed in the Community Health Center without additional charge for ninety (90) cumulative days for you (ninety (90) days for each of you if there are two of you, but the allowance cannot be combined and used by only one of you), except that you will pay the cost of the extra meals not covered by the Service Fee for your Apartment at the then current charge for extra meals and for any additional health services as described in Section 9.6. The monthly Service Fee for your Apartment, the Owner's Supervision Fee, and the Annual Fee will continue as before.

         9.2 MORE THAN NINETY (90) DAYS OF HEALTH CENTER SERVICES WHEN THERE IS ONE OF YOU. If there is one of you, and you require health center services beyond the ninety (90) cumulative days and you relocate to a private domiciliary care bed or a semi-private compre hensive care bed in the Community Health Center, your Monthly Charges will depend upon whether you choose to release your Apartment:

                  9.2.1 If you choose to release your Apartment for occupancy by someone else, the monthly Service Fee for your Apartment will cease. Monthly Charges for your health center services will be equal to the then current Service Fee for the one-bedroom deluxe apartment (unless your Service Fee for your Apartment is less in which case the lesser Service Fee shall apply). You will continue to pay your Owner's Supervision Fee and the Annual Fee. In addition, you will pay the cost of two meals per day at the then current charge for extra meals and for any additional health services as described in Section 9.6.

                  9.2.2 If you choose to not release your Apartment for occupancy by someone else, the monthly Service Fee for your Apartment, the Owner's Supervision Fee, and the Annual Fee will continue. You will also pay Monthly Charges for your health center services which will be equal to the then current monthly Service Fee for the one-bedroom deluxe apartment (unless your Service Fee for your Apartment is less in which case the lesser Service Fee shall apply) plus an additional Owner's Supervision Fee. In addition, you will pay for the cost of one meal per day at the then current charge for extra meals and for any additional health services as described in Section 9.6.

         9.3 MORE THAN NINETY (90) DAYS OF HEALTH CENTER SERVICES WHEN THERE ARE TWO OF YOU. If there are two of you, and only one of you requires health center services beyond the ninety (90) cumulative days and such Resident relocates to a private domi ciliary care bed or a semi-private comprehensive care bed in the Community Health Center, there will be no additional Monthly Charges for health center services except that you will pay the cost of the two meals per day not covered by the Service Fee for your Apartment at the then current charge for extra meals and for any additional health services as described in Section 9.6. The monthly Service Fee, including the second person Service Fee, for your Apartment, the Owner's Supervision Fees, and the Annual Fee will continue as before. If both of you require health center services beyond the ninety (90) cumulative days, and both of you relocate to a private domiciliary care bed or a semi-private comprehensive care bed in the Community Health Center, your Monthly Charges will depend upon whether you choose to release your Apartment:

                  9.3.1 If you choose to release your Apartment for occupancy by someone else, the monthly Service Fee, including the second person Service Fee, for your Apartment will cease. Monthly Charges for your health center services will be equal to the then current monthly Service Fee, including the second person Service Fee, for the one-bedroom deluxe apartment (unless your Service Fees for your Apartment are less in which case the lesser monthly Service Fees shall apply). You will continue to pay your Owner's Supervision Fees and the Annual Fee. In addition, you will pay the cost of four meals per day at the then current charge for extra meals and for any additional health services as described in Section 9.6.

                  9.3.2 If you choose to not release your Apartment for occupancy by someone else, the monthly Service Fee, including the second person Service Fee for your Apartment, your Owner's Supervision Fees, and the Annual Fee will continue. You will also pay Monthly Charges for your health center services which will be equal to the then current monthly Service Fee, including the second person Service Fee, for the one-bedroom deluxe apartment (unless your Service Fees for your Apartment are less in which case the lesser Service Fees shall apply) plus additional Owner's Supervision Fees. In addition, you will pay the cost of two meals per day at the then current charge for extra meals and for any additional health services as described in Section 9.6.

         9.4 HEALTH CENTER RESIDENT LOANS ESCROW. If you release your Apartment because you have moved to the Community Health Center, we will attempt to reoccupy your Apartment. Upon reoccupancy of your Apartment, we will deposit into escrow an amount equal to the principal of your Loan balance. The funds will be maintained in escrow for the benefit of residents of the Community Health Center whose living units have been released and reoccupied. Earnings from such Health Center Resident Loans Escrow will be used by us only for purposes related to the Community. Upon cancellation of this Agreement, such identified deposit will be applied in repayment of your Loan. All deposits to the Health Center Resident Loans Escrow will be subject to certain permitted encumbrances as described in the Health Center Resident Loans Escrow Agreement.

         9.5 RETURN TO APARTMENT. If you have released your Apartment because you have moved to the Community Health Center, and if later you are able, in the opinion of the medical director, to return to a living unit, we will provide you a living unit of the same type as your Apartment as soon as one becomes available. Upon reoccupying such living unit, your Monthly Charges will be based on the then current charges for the living unit. Your deposit in the Health Center Resident Loans Escrow will be released to us and your Loan will again be secured by the Indemnity Deed of Trust.

         9.6 ADDITIONAL HEALTH SERVICES. We may also provide special services and supplies in the Community Health Center such as therapy, pharmaceutical supplies, personal laundry, and rental of equipment. These additional services and supplies are not included in the Service Fee and/or health center service fees, but will be available for an extra charge. Fees from such additional services will be used by us only for purposes related to the Community.

         9.7 MEDICAL DIRECTOR. We will designate a member in good standing of the Baltimore County Medical Society as medical director who will be available for emergency calls. You will be at liberty to engage the services of the medical director at your own expense. We will not be responsible for the cost of medical treatment by the medical director, nor will we be responsible for the cost of medicine, drugs, prescribed therapy, and similar additional services and supplies. If we incur or advance costs for your medical treatment or for medicine, drugs, prescribed therapy, and similar additional services and supplies, (even though such medical care is given at the direction of your attending physician or the medical director without your prior approval), you will promptly reimburse us for such costs.

         9.8 SUPPLEMENTAL INSURANCE. The Community will participate in the Medicare program. Upon initial occupancy of your Apartment, you will represent that you are entitled to Medicare Part A benefits and are enrolled in the Medicare Part B program. Further, you will maintain, while you are a resident of the Community, Medicare Part A, Medicare Part B, and one health insurance policy to supplement Medicare or equivalent insurance coverage acceptable to us, and, upon our request, furnish us copies of such policies. Notwithstanding the foregoing, if, upon initial occupancy, you are not eligible to enroll in the Medicare program, you will not be required to enroll in the Medicare program until you reach the age of eligibility. If such coverage is not maintained by you, we may revoke your right to reside at the Community and cancel this Agreement as provided in Section 11. The Community will not participate in the Medicaid program, and you will not be required to apply for Medicaid as a condition of continued residency.

         9.9 HEALTH CENTER ADDENDUM. If required by Maryland law in connection with your relocation to the Community Health Center, you and we agree to enter into an addendum to this Agreement which more specifically describes the related health services and related charges.

         9.10 EMERGENCY ENTRY AND RELOCATION. We may enter your Community Health Center room should it be necessary to protect your health and safety or the health and safety of other residents. Should it be necessary to modify facilities to meet requirements of the law which necessitate temporary vacation of your Community Health Center room, we will provide alternate facilities for you without additional cost within or outside the Community. If relocation is recommended by the medical director or your attending physician, we will request that you relocate to another Community Health Center room only for the protection of your health or safety or for the health or safety of the other residents of the Community.

10.      YOUR CANCELLATION RIGHTS.

         You may cancel this Agreement at any time by giving us written notice of cancellation signed by you (both of you if there are two of you) and sent by registered or certified mail. If you give such notice prior to your occupancy of the Community, the cancellation will be effective as described in Section 2 above. If you give such notice after your occupancy of the Community, this Agreement will be cancelled upon the expiration of one hundred twenty (120) days from the date we receive such notice of cancellation. If you give such notice, you will pay your Monthly Charges until the expiration of such 120 days. Your Loan will be repaid in accordance with the Loan Agreement. Your Annual Fee will continue until your Loan is repaid.



11.      OUR CANCELLATION RIGHTS.

         11.1 JUST CAUSE. After we have accepted you for residency, we will not cancel this Agreement except for just cause. Just cause is defined as:

                  11.1.1 Nonpayment; or

                  11.1.2 Material breach of this Agreement or the rules of the Community; or

                  11.1.3 Health status or behavior which constitutes a substantial threat to your health or safety or to the health or safety of the other residents of the Community.

         11.2 FINANCIAL DIFFICULTY. If, after you have paid the Entrance Fee, you encounter financial difficulties making it impossible for you to pay the full Monthly Charges, then:

                  11.2.1 You shall in any case be permitted to remain at the Community for one hundred twenty (120) days after the date of failure to pay, during which time you shall continue to pay reduced Monthly Charges based on your current income; and

                  11.2.2 Because it is and shall continue to be our declared policy to not cancel your residency solely by reason of your financial inability to pay the full Monthly Charges, you shall be permitted to remain at the Community at reduced Monthly Charges based on your ability to pay for so long as you establish facts to justify deferral of such charges, and the deferral of such charges can, in our sole discretion, be granted without impairing our ability to operate on a sound financial basis. The loss of revenue to the Community from any such deferral of charges will be borne by us and will not be charged back to other residents under the Fair Share Allocation. This provision shall not apply if you have impaired your ability to meet your financial obligations hereunder by making unapproved gifts or other transfers. To evidence these agreements based on the circumstances at the time, you agree to enter into a special hardship agreement with us at the time of any such deferrals to reflect the reduced charges currently payable and the interest rate to be applied to the deferrals and to provide us with a perfected first security interest in your Loan repayment rights. Any payments otherwise due to you from us, including the repayment of your Loan, will be offset against any such deferred charges as provided in Section 3.3.

         11.3 NOTICE OF CANCELLATION. Prior to any cancellation of the Agreement by us, we will give you notice in writing of the reasons, and you will have sixty (60) days thereafter to correct the problem. If we determine that the problem is corrected within such time, this Agreement shall remain in effect. If we determine that the problem is not corrected within such time, this Agreement will be cancelled and you must leave the Community.

         11.4 EMERGENCY NOTICE. Notwithstanding the above, if the medical director determines that either the giving of notice or the waiting period described above might be detrimental to you or others, then such notice and/or waiting period shall not be required before relocation to a hospital or other appropriate facility. Under such circumstances, we are expressly authorized to transfer you to such hospital or other facility, and we will promptly notify your representative and your attending physician. Upon transferring you to such hospital or other facility, we will immediately provide you with a notice of cancellation. This Agreement shall be cancelled sixty (60) days following notice, unless your condition improves and you are subsequently readmitted to the Community.

12.      MISCELLANEOUS PROVISIONS WITH RESPECT TO YOUR APARTMENT.

         12.1 USE OF APARTMENT. The Apartment is for living only and shall not be used for carrying on any business or profession, nor in any manner in violation of zoning restrictions.

         12.2 DURATION OF YOUR RIGHT TO OCCUPY THE APARTMENT. You may reside in your Apartment for as long as you live unless you are not capable of maintaining yourself in independent living in the Apartment or this Agreement is cancelled by you or by us. If, in the opinion of the medical director or your attending physician, your physical or mental health requires that health center services be given, you will be requested to relocate to the Community Health Center where we are licensed to provide such care. You will not be requested to relocate to the Community Health Center unless necessary for your health or safety or the health or safety of others. If there are no beds available in the Community Health Center, you will be requested to relocate to another health facility with which we will contract to provide health center services. You will continue to pay only applicable Monthly Charges and the Annual Fee, and you will be relocated to the Community Health Center as soon as a bed is available.

         12.3 OCCUPANCY OF APARTMENT. Except as hereinafter provided, no person other than you may occupy the Apartment except with our express written approval. In the event that a second person who is not a party to this Agree ment is accepted for residency under this Agreement at a time subsequent to the date hereof (said acceptance to be in accordance with our then current admission policies), you shall pay the then current second person Admission Fee as determined by us, and each month thereafter, you shall pay the then current additional Monthly Charges for second persons. If such second person does not meet the requirements for residency, such second person will not be permitted to occupy the Apartment for more than thirty (30) days (except with our express written approval), and you may cancel this Agreement as provided in Section 10.

         12.4 EMERGENCY ENTRY AND RELOCATION. We may enter your Apartment should it be necessary in an emergency to protect your health and safety or the health and safety of other residents. Should it be necessary to modify facilities to meet the requirements of law which necessitate temporary vacation of your Apartment, we will provide alternate facilities for you without additional cost within or outside the Community. If relocation is recommended by the medical director or your attending physician, we will request that you relocate to another living unit within the Community or to the Community Health Center only for the protection of your health or safety or for the health or safety of the other residents of the Community.

         12.5 FURNISHINGS. Furnishings within the Apartment will not be provided by us. Furnishings provided by you shall not be such as to interfere with the health or safety of other residents or others.

         12.6 ALTERATIONS BY YOU. You may not undertake any alterations to your Apartment without our prior written approval.

         12.7 REFURBISHMENT. Customary and normal refurbishment costs of your Apartment will be borne by all residents of the Com munity under the Fair Share Allocation. Any necessary refurbishment costs beyond those which are customary and normal will be paid by you.

13.      AMENDMENTS.

         13.1 THIS AGREEMENT. This Agreement may be amended by agreement of the parties to this Agreement.

         13.2 ALL AGREEMENTS. In addition, with the approval of not less than eighty percent (80%) of the residents of the living units in the Community, and us, any designated residency agreements, which may include this Agree ment, may be amended in any respect upon receipt of evidence of any required regulatory approval; provided, however, that no such amendment shall:

                  13.2.1 Reduce the aforesaid number of residents which is required to consent to any such amendment; or

                  13.2.2 Permit the preference or priority of any resident without the consent of each resident.

         Upon our approval and upon our receipt of evidence of the approval of not less than eighty percent (80%) of such residents as aforesaid, such amendment shall be effective and any designated residency agreements, which may include this Agreement, shall automatically be amended. Accordingly, any of the terms of this Agreement may be amended, including the scope and type of services provided, upon our approval and approval of not less than eighty percent (80%) of the residents of the living units.

         13.3 COMPLIANCE WITH LAWS. This Agreement may be modified by us at any time in order to comply with laws and regulations.

14.      MISCELLANEOUS LEGAL PROVISIONS.

         14.1 GOVERNING LAW. This Agreement will be interpreted according to the laws of the State of Maryland and will become effective upon acceptance and execution by us. The Glossary which sets forth the definitions of certain terms used in this Agreement is by this reference incorporated herein and made a part of this Agreement.

         14.2 SEPARABILITY. The invalidity of any restriction, condition, or other provision of this Agreement, or any part of the same, shall not impair or affect in any way the validity or enforceability of the rest of this Agreement.

         14.3 CAPACITY. This Agreement has been executed on our behalf by our duly authorized agent, and no officer, director, agent, or employee shall have any personal liability to you hereunder under any circumstances.

         14.4 RESIDENT. When Resident consists of more than one person, the rights and obligations of each are joint and several, except as the context otherwise requires.

         14.5 NATURE OF RIGHTS. You understand and agree that (i) this Agreement or your rights (including the use of the Apartment) under it may not be assigned, and no rights or benefits under this Agreement shall inure to the benefit of your heirs, legatees, assignees, or representatives, except for repayment of the Loan; (ii) this Agreement and your contractual right to occupy the Apartment shall exist and continue to exist during your lifetime unless cancelled as provided herein; (iii) this Agreement grants you a revocable license to occupy and use space in the Community but does not give you exclusive possession of the Apartment as against us, and you shall not be entitled to any rights of specific performance but shall be limited to such remedies as set forth herein; (iv) this Agreement is not a lease or easement and does not transfer or grant you any interest in real property; and (v) this Agreement grants to us complete decision-making authority regarding the management and operation of the Community.

         14.6 RELEASE. We are not responsible for loss of or damage to your personal property, unless such loss or damage is caused by our negligent acts or omissions or the negligent acts or omissions of our agents or employees, and you hereby release us from any such liability. You may want to obtain at your own expense insurance to protect against such losses.

         14.7 INDEMNITY. We shall not be liable for, and you agree to indemnify, defend, and hold us harmless from claims, damages, and expenses, including attorneys' fees and court costs, resulting from any injury or death to persons and any damages to property to the extent caused by, resulting from, attributable to, or in any way connected with your negligent or intentional act or omission.

         14.8 ENTIRE AGREEMENT. This Agreement and any addenda or exhibits hereto contain our entire understanding with respect to your residency.

         14.9 TAX CONSEQUENCES. Each person considering executing this Agreement should consult with his or her tax advisor regarding the tax consequences associated with this Agreement and the Loan Agreement, including the application of the below-market loan provisions of
         Section 7872 of the Internal Revenue Code of 1986, as amended. We will provide you with annual informational returns which reflect the amount of income, if any, resulting from your Loan and from the credit described in Section 4.7 above. Any taxes payable by you as a result of such income remains your responsibility.

         14.10 LOAN SECURITY. Your mortgage rights which secure the repayment of the Loan will always be prior to the lien of all indentures of trust, mortgages, or other documents creating liens encumbering the Community or any of the assets of the Community, which have been or will be executed by us, with the exception of the "permitted encumbrances" as described in the Indemnity Deed of Trust. Upon request, you agree to sign, acknowledge, and deliver to such holders of any permitted encumbrances such further written evidence of such subordination as such holders may reasonably require, except that such subordination will not apply to your statutory refund rights as described under
         Section 3.2. Except to the extent of your obligation to pay the Service Fee, you will not be liable for any such indebtedness evidenced by the permitted encumbrances.

         14.11 TRANSFERS. We may from time to time issue additional equity interests or sell or transfer interest in the Community, provided that in such latter event the buyer shall agree to assume this Agreement and all other existing residency agreements. In addition, we may sell or otherwise transfer the land or other portions of the Community and lease back such land or other portions. Your signature hereto constitutes your consent and approval to any such future transfer.

         14.12 LAW CHANGES. If changes are made in any of the statutes or regulations applicable to the Community prior to the completion of construction of the Community, we shall have the right to cancel this Agreement or submit to you a revised agreement based on the changes in the law.

         14.13 RESIDENTS' ASSOCIATION. Residents shall have the right to organize and operate a Residents' Association at the Community and to meet privately to conduct business of the Residents' Association. It is our policy to encourage the organization and operation of a Residents' Association.

         14.14 ARBITRATION. Except for your statutory right to bring an action for recovery in any court of general jurisdiction for injuries arising out of our violation of the provisions of Article 70B of the Annotated Code of Maryland as described in Section 14.17, any dispute, claim, or controversy of any kind between you and us arising out of, in connection with, or relating to this Agreement and any amendment hereof, or the breach hereof, which cannot be resolved by mutual agreement, will be submitted to and determined by arbitration in Towson, Maryland in accordance with the then current commercial arbitration rules of the American Arbitration Association; provided, however, that you and we will each be required to submit a proposed resolution of such dispute or controversy to the arbitrator, and the arbitrator will be required to render a decision adopting, in full, either one or the other of such proposed resolutions, and no compromises or alternative resolutions shall be allowed or considered by the arbitrator. Both you and we will be bound by the arbitrator's decision, and judgment upon such decision may be entered in any federal or state court having jurisdiction unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. You and we will jointly agree on an arbitrator. If you and we are unable to agree in good faith and within a reasonable time on the selection of an arbitrator, either you or we may request appointment of an arbitrator by the American Arbitration Association. Costs of arbitration, including our legal costs and attorneys' fees, arbitrators' fees, and similar costs, will be borne by all residents of the Community under the Fair Share Allocation provided that the arbitrator may choose to award the costs of arbitration against us if the arbitrator determines that the proposed resolution urged by us was not reasonable. Any direct arbitration costs incurred by you will be borne by you. If the issue affects more than one resident, we may elect to join all affected residents into a single arbitration proceeding, and you hereby consent to such joinder.

         14.15 RESIDENT REPRESENTATIONS. By executing this Agreement, you represent and warrant that you are capable of independent living, free of communicable disease, and have assets and income which are sufficient under foreseeable circumstances and after provision for payment of your obligations under this Agreement to meet your ordinary and customary living expenses after assuming occupancy, and that all written representations made to us with respect to such matters by you or on your behalf on the Confidential Data Application or otherwise are true.

         14.16 FEE ADJUSTMENTS FOR ABSENCES. No fee adjustments for absences from the Community will be made, except at our sole discretion.

         14.17 LEGAL REMEDIES. Residents of facilities such as the Community are protected by the provisions of Article 70B of the Annotated Code of Maryland, which provides that residents injured by violation of that subtitle may bring an action for the recovery of damages in any court of general jurisdiction, and the award may include reasonable attorneys' fees in the event of a favorable judgment. In addition, residents injured by a violation of that subtitle, or the Maryland Office on Aging on behalf of any resident, may institute an action for an appropriate temporary restraining order or injunction. Any injured resident, or the Maryland Office on Aging on behalf of any injured resident, may petition for the appointment of a receiver in the event of a threat of immediate closure of a facility or if the provider is not honoring its contracts with its residents or to prohibit the diversion of assets and records from the facility or the State of Maryland.

         14.18 FUNERAL AND BURIAL SERVICES. No funeral or burial services or expenses are provided by us pursuant to this Agreement.

         14.19 CERTIFIED FINANCIAL STATEMENTS. Upon request, we will make available to you any certified financial statements transmitted to the Maryland Office on Aging as required by Article 70B of the Annotated Code of Maryland.

         A PRELIMINARY OR FINAL CERTIFICATE OF REGISTRATION IS NOT AN ENDORSEMENT OR GUARANTEE OF THIS FACILITY BY THE STATE OF MARYLAND. THE MARYLAND OFFICE ON AGING URGES YOU TO CONSULT WITH AN ATTORNEY AND A SUITABLE FINANCIAL ADVISOR BEFORE SIGNING ANY DOCUMENTS.




EXECUTED AT _______________________________________________,

Maryland this __________ day of ___________________________,

19_____.

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RESIDENT


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Witness


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RESIDENT


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Witness




For      THE CHESTNUT PARTNERSHIP
         d/b/a BLAKEHURST


By__________________________________________________________
         Authorized Representative


Apartment Type______________________________________________

Apartment Number____________________________________________

Admission Fee $_____________________________________________

Loan Amount $_______________________________________________

Monthly Charges as of_______________________________________

$------------------


I have received a copy of the provider's latest certified financial statement at least two (2) weeks before signing this Agreement and I have reviewed the certified financial statement provided.


-----------------------------------------
Applicant

-----------------------------------------
Applicant

Date:____________________________________


                                                                       [GRAPHIC]
                                                                   EQUAL HOUSING
                                                                     OPPORTUNITY


                                    EXHIBIT A
                                 LOAN AGREEMENT
                       (TO BE EXECUTED UPON LOAN PAYMENT)

1. Payment of Loan. Pursuant to the Residency Agreement dated ___________________, 19___, the undersigned resident ("you") hereby loans $______________ to The Chestnut Partnership doing business as Blakehurst (hereafter "we" or "us"). We agree to repay such amount upon the terms and conditions hereinafter set forth. The Loan proceeds may be used by us for any purpose.

2. Interest. No interest shall accrue or be paid on the amount of your Loan which is exempt from the below market interest provisions of
         Section 7872 of the Internal Revenue Code of 1986, as amended. Interest at the "applicable federal rate" of __________ percent per annum shall accrue with respect to the balance of your Loan and shall be paid annually to you by The Chestnut Partnership.

3. Security. If you have not released your Apartment pursuant to the provisions regarding Community Health Center usage, your Loan and the loans of all other residents of the Community whose living units have not been so released, shall be guaranteed by The Chestnut Real Estate Partnership, and such Guaranty shall be secured by an Indemnity Deed of Trust on the real estate known as Blakehurst which is owned by The Chestnut Real Estate Partnership. The Indemnity Deed of Trust will be subject to certain "permitted encumbrances" as described in the Indemnity Deed of Trust. A copy of the Indemnity Deed of Trust and the Guaranty have been provided to you. If you have released your Apartment pursuant to the provisions regarding the Community Health Center usage and your Apartment is reoccupied, your Loan shall be secured by funds maintained in the Health Center Resident Loans Escrow. The Health Center Resident Loans Escrow will be subject to certain "permitted encumbrances" as described in the Health Center Resident Loans Escrow Agreement.

4. Repayment. Your Loan shall become due and payable in full upon the earlier of (i) the date that your Apartment is reoccupied by a new resident to the Community in the event of your death or in the event you cancel your Residency Agreement, but in no event shall such date be more than twelve (12) months from the date of your death or cancellation, or (ii) thirty (30) years from the date hereof. In the event your Residency Agreement is cancelled by us, your Loan shall become due and payable within sixty (60) days in accordance with
         Section 3.2 of the Residency Agreement. You agree to look solely to the assets of The Chestnut Partnership or The Chestnut Real Estate Partnership for the repayment of your Loan. We may offset against any Loan repayment any amounts then due by you to us, except against the refund amount we are required by law to make based on the formula set forth under Section 3.2 of the Residency Agreement.

5. Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Defined terms used herein are used as defined in the Residency Agreement.


--------------------------------------------------
Resident

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Witness

Date______________________________________________

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Resident

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Witness

Date______________________________________________


THE CHESTNUT PARTNERSHIP
d/b/a BLAKEHURST


By:_______________________________________________
         Authorized Representative